Exhibit 99.2

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Provides Update on BayMedica Operations and Strengthens Focus on Pharmaceutical Development Pipeline

Vancouver, British Columbia – March 6, 2026. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of disease-modifying small molecule drug candidates that target CB1/CB2 receptors, today announced an update regarding BayMedica LLC (“BayMedica”), a wholly owned subsidiary of the Company, in light of ongoing uncertainty surrounding U.S. federal legislation.

As previously announced, H.R. 5371, the “Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extensions Act, 2026” (the “Act”) in its current form and without further amendment, will have a material negative impact on BayMedica. Specifically, certain aspects of BayMedica’s commercial business and its inventory of rare, non-intoxicating cannabinoids would be prohibited under the Act if it becomes effective as planned on November 12, 2026.

On March 4, 2026, after considering all reasonably available options and a broader strategic assessment, the Company’s board of directors (the “Board”) ratified, confirmed and approved the decision of the board of directors of BayMedica to wind down and exit BayMedica’s commercial operations business segment (“commercial operations”). BayMedica intends to substantially complete the wind down and exit prior to the end of its fiscal year ending June 30, 2026. During the interim period leading to the completion of operational wind down, BayMedica will continue its commercial operations including sales, marketing, limited manufacturing, and logistics.

Following the wind down of commercial operations, the Company will focus exclusively on advancing its core drug development programs, including INM-901 for Alzheimer’s disease and INM-089 for dry age-related macular degeneration, towards IND filings and initial human clinical trials. The Company intends to provide shareholders with an update on its pharmaceutical pipeline in the near term.

Eric A. Adams, Chief Executive Officer of InMed, commented, “Following an extensive evaluation of BayMedica’s commercial outlook amid increasing regulatory uncertainty, BayMedica’s leadership determined to wind down its commercial activities. After careful review, the Board agreed that this strategic step is warranted given the current legislative environment and, further, enables InMed to focus its full internal resources on the development and advancement of our proprietary pharmaceutical drug development programs, which have the greatest potential to deliver long-term shareholder value.”

Operational and Financial Impact

The wind down of BayMedica’s commercial operations will be executed in an orderly manner designed to minimize disruption to customers, suppliers, and employees. BayMedica’s management team is developing a transition plan that will be communicated to affected stakeholders, and the Company currently expects the process to be completed within the coming months. BayMedica is expected to incur severance and other employee-related costs of approximately $550,000 and expects to incur additional related expenditures of approximately $120K through the end of this fiscal year ending June 30, 2026. These expenditures are expected to be partially offset by the profits from the sale of BayMedica’s products.

The Company has outlined the current financial implications, including unaudited pro forma consolidated financial information, in a Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2026. InMed expects to provide additional updates, as appropriate, in future earnings releases and periodic filings with the SEC.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: developing a pipeline of disease-modifying small molecule drug candidates that target CB1/CB2 receptors, statements about the Act, the impact of the Act on BayMedica, decision of the board members of BayMedica to wind down and exit BayMedica’s commercial operations business segment as well as financial and operational impact on the wind-down of BayMedica commercial operations.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.